Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-248768 on Form N-14 of our reports dated as indicated in the table below, relating to the financial statements and financial highlights of the funds indicated in the table below (the “Funds”), appearing in the Annual Reports on Form N-CSR of the Funds for the years ended indicated in the table below.

Funds	Year Ended	Report Date
BlackRock Maryland Municipal Bond Trust	August 31, 2020	October 21, 2020
BlackRock Massachusetts Tax-Exempt Trust	August 31, 2020	October 21, 2020
BlackRock MuniYield Arizona Fund, Inc.	July 31, 2020	September 22, 2020
BlackRock MuniYield Investment Fund	July 31, 2020	September 22, 2020
BlackRock MuniEnhanced Fund, Inc.	April 30, 2020	June 22, 2020
BlackRock MuniYield Quality Fund, Inc.	April 30, 2020	June 22, 2020

We also consent to the references to us under the headings “Other Service Providers”, “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Joint Proxy Statement/Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

October 30, 2020